Execution Copy

AMENDMENT NO. 2

TO

streetTRACKS® GOLD TRUST

ALLOCATED BULLION ACCOUNT AGREEMENT

This amendment (this “Amendment”), dated as of November 26, 2007, is Amendment No. 2 to the streetTRACKS® Gold Trust Allocated Bullion Account Agreement, dated November 12, 2004, between HSBC Bank USA, National Association (the “Custodian”) and The Bank of New York, not in its individual capacity, but solely as trustee of the streetTRACKS® Gold Trust (the “Trustee”), as amended by Amendment No. 1 thereto, dated December 5, 2005 (the “Allocated Bullion Account Agreement”).

WHEREAS, the Trustee and the Custodian have hitherto entered into the Allocated Bullion Account Agreement and the same is currently in full force and effect; and

WHEREAS, clause 15.4 of the Allocated Bullion Account Agreement provides that any amendment thereto shall be in writing signed by the Trustee and the Custodian; and

WHEREAS, the Trustee and the Custodian wish to amend the definition of “Business Day” in clause 1.1 of the Allocated Bullion Account Agreement as provided herein in order to reflect the transfer of the principal listing of the streetTRACKS® Gold Trust and the trading of the streetTRACKS® Gold Shares (the “Shares”) from the New York Stock Exchange, Inc. to NYSE Arca, Inc. (“NYSE Arca”);

NOW, THEREFORE, the Trustee and the Custodian agree as follows:

1. The definition of “Business Day” in clause 1.1 of the Allocated Bullion Account Agreement is hereby amended to read in its entirety as follows:

“Business Day” means a day other than (i) a day on which the Exchange (as defined in the Trust Indenture) is closed for regular trading or (ii), if the transaction involves the receipt or delivery of gold or confirmation thereof in the United Kingdom or in some other jurisdiction, (a) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized by law to close or a day on which the London gold market is closed or (b) a day on which banking institutions in the United Kingdom or in such other jurisdiction, as the case may be, are authorized to be open for less than a full business day or the London gold market is open for trading for less than a full business day and transaction procedures required to be executed or completed before the close of the business day may not be so executed or completed.

2. The foregoing amendment shall be effective as of the date the Shares are listed on NYSE Arca.

3. Except as modified by this Amendment, the Allocated Bullion Account Agreement shall remain unmodified and in full force and effect.

4. This Amendment is governed by, and will be construed in accordance with, English law. The parties agree that the courts of the State of New York, in the United States of America, and the United States federal court located in the Borough of Manhattan in such state are to have jurisdiction to settle any disputes or claims which may arise out of or in connection with this Amendment and, for these purposes each party irrevocably submits to the non-exclusive jurisdiction of such courts, waives any claim of forum non conveniens and any objections to the laying of venue, and further waives any personal service.

5. Capitalized terms used but not defined in this Amendment shall have the meaning assigned to such terms in the Allocated Bullion Account Agreement.

6. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but together shall constitute one and the same amendment. Facsimile signatures shall be acceptable and binding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Custodian and the Trustee have caused this Amendment to be executed as of the day and year first above written.

[Signature Page to Amendment No. 2 to

streetTRACKS® Gold Trust Allocated Bullion Account Agreement]